Exhibit 10.10

Name of Optionee:

Number of Shares: Incentive              Nonqualified

Option Price: $             per share

STOCK OPTION AGREEMENT

(Employee)

THIS AGREEMENT, dated the      day of                     , 20     (the “Date of the Grant”) by and between Cabela’s Incorporated, a Nebraska corporation (the “Company”) and the undersigned employee of the Company (the “Optionee”).

W  I  T  N  E   S  S  E  T  H:

WHEREAS, the Board of Directors of the Company has heretofore duly adopted the Cabela’s Incorporated 1997 Stock Option Plan (the “Plan”) for certain key employees and/or directors of the Company; and

WHEREAS, pursuant to the provisions of the Plan, the Stock Option Committee has granted Options to Optionee for the number of shares as set forth herein, subject to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and representations herein contained and other good and valuable consideration, it is agreed by and between the parties hereto as follows:

1. Option to Purchase. The Company hereby grants to the Optionee the right and option to purchase on the terms and conditions hereinafter set forth, and subject to all of the provisions of the Plan, all or any part of an aggregate of                      shares of the common stock of the Company (“Common Stock”), at a purchase price of              and              /100 Dollars ($            ) per share (the “Options”). Optionee hereby acknowledges receipt of a copy of the Plan. Except as provided in the Plan, no Option may be exercised unless the Optionee is an employee of the Company on the date of exercise. The Options are intended as:

__	Incentive Stock Options under § 422 of the Internal Revenue Code of 1986, as amended (“ISOs”)

__	Nonqualified Stock Options (“NSOs”)

provided, however, Optionee acknowledges that in the event of a Change in Control, some or all of the ISOs may be treated as NSOs.

2. Time of Exercise. Except as otherwise provided in this Agreement or under the Plan, the Options shall become vested and be exercisable at the rate of 20% of the Options on January 1 of each year after the year of the Date of the Grant, with the result that 100% of the Options shall become vested and be exercisable on January 1, 20    . In all events, the Options granted hereby, if not exercised, shall expire on the fifth anniversary of the Date of the Grant or, if earlier, as provided in Section 7 of the Plan.

Notwithstanding the above vesting schedule, the Company may provide the Optionee notice from time to time of time periods during which Optionee may elect to exercise unvested Options. Any shares of Common Stock purchased by Optionee with respect to unvested

Options shall be subject to the repurchase provisions in favor of the Company applicable to “Unvested Shares” as defined and as set forth in the Stock Restriction Agreement (as defined below).

3. Method of Exercise. The Options or any part thereof shall be exercised by giving a written Notice of Exercise to the Secretary or other designated officer of the Company, specifying the number of shares to be purchased and accompanied by payment of the aggregate option price of the number of shares purchased. Notice of Exercise shall be given in accordance with the “Instructions to Exercise Stock Option” attached hereto as Exhibit “A” and such Notice of Exercise shall be sufficient if given in the form attached hereto as Exhibit “B.” As a further condition to exercise of any Options, the Optionee shall have executed and delivered to Company a Stock Restriction Agreement in the form of Exhibit “C” attached hereto (the “Stock Restriction Agreement”).

The aggregate option price of all shares purchased pursuant to an exercise of the Options shall be paid in cash or by certified or cashier’s check payable to the order of the Company or by the delivery of shares of Common Stock at the time of such purchase and prior to delivery of the shares covered by such exercise of the Options. No rights or privileges of a stockholder of the Company in respect to any of the shares issuable upon the exercise of any part of the Options shall inure to the Optionee, or any other person entitled to exercise the Options as herein provided, unless and until certificates representing such shares shall have been issued.

Optionee acknowledges and agrees that the Stock Restriction Agreement shall apply to all shares of Common Stock of the Company currently owned or hereafter acquired by Optionee including any shares acquired pursuant to stock options granted to Optionee prior to execution of this Agreement, if any, notwithstanding the fact that said stock options were granted under an option agreement similar in form to this Agreement and which required the Optionee, as a condition to exercise of said stock options, to execute and deliver a stock restriction agreement that is different than the Stock Restriction Agreement. Optionee acknowledges that Optionee has been fully informed of the differences between the Stock Restriction Agreement and the form of stock restriction agreement attached to all prior option agreements to which Optionee is a party, if any. Optionee further acknowledges and agrees that part of the consideration to the Company for the grant of the Options under this Agreement is Optionee’s acknowledgment and agreement in this paragraph that all shares of Common Stock of the Company received pursuant to stock options granted prior to the date of this Agreement, if any, shall be governed by the terms of the Stock Restriction Agreement.

4. Nontransferability. Except as otherwise provided in the Plan, the Options and the rights and privileges confirmed by this Agreement shall not be transferred, assigned, pledged or hypothecated in any way, whether by the operation of law or otherwise. Upon any attempt to so transfer, assign, pledge, hypothecate or otherwise dispose of any Option or any right or privilege confirmed hereby contrary to the provisions hereof, the Option and the rights and privileges confirmed hereby shall immediately become null and void.

5. Notice. Any notice to be given to the Company shall be addressed to the President of the Company at its principal office and any notice to be given to the Optionee shall be addressed to the address then appearing in the personnel records of the Company for such Optionee, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope addressed as aforesaid, registered and deposited, postage prepaid, in a post office or branch post office regularly maintained by the United States Government.

6. Other Benefits. Nothing herein contained shall affect the right of the Optionee to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employment plan or program of the Company, or employment agreement.

7. Confidentiality and Noncompetition Agreement. Optionee acknowledges that as a condition to granting the Options covered hereby, Company has required Optionee to enter into a Confidentiality and Noncompetition Agreement with Company. If any substantially similar agreement has been executed in connection with a prior grant of options, Optionee hereby affirms such agreement; provided, if Company requires Optionee to execute a new Confidentiality and Noncompetition Agreement (the “New Agreement”), Optionee agrees that the New Agreement supersedes and replaces any such previously executed agreement.

8. No Guarantee of Employment. Nothing herein contained shall affect the right of the Board, subject to the terms of any existing contractual arrangement to the contrary, to terminate the Optionee’s employment, services, responsibilities, duties and authority to represent the Company at any time for any reason whatsoever.

9. Securities Laws. Optionee acknowledges that Optionee has been informed in writing, by being provided with a copy of this Stock Option Agreement, that any shares of Common Stock which Optionee may purchase under this Agreement have not been registered under the Securities Act of 1933, as amended, or under the Securities laws of any state, and that a legend will be placed on the certificate evidencing said Common Stock stating the same and setting forth the limitations on resale of said Common Stock. Optionee further acknowledges that any shares of Common Stock purchased by Optionee under this Agreement will be purchased solely for Optionee’s own account for investment and not for the purpose of resale or distribution of such shares within the meaning of the Securities Act of 1933, as amended.

10. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors or assigns of the Company, but neither this Agreement nor any rights hereunder shall be assignable by the Optionee except as otherwise provided in the Plan.

11. Defined Terms; Conflicts. All terms contained in this Agreement with an initial capitalized letter which are not defined herein shall have the meaning ascribed to them in the Plan. In the event of any inconsistency or discrepancy between the provisions of this Agreement and the terms and conditions of the Plan, the provisions of the Plan shall govern and prevail.

CABELA’S INCORPORATED, a Nebraska corporation

By

Its

, Optionee

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